Exhibit 10.1

Execution Version

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (as the same may be amended or modified from time to time pursuant hereto, this “Agreement”) is made and entered into as of May 3, 2018, by and among Wells Fargo Bank, National Association, as trustee under the Indenture (as defined below) (in such capacity, the “Trustee”), Apergy Corporation, a Delaware corporation (the “Issuer” and, together with the Trustee, sometimes referred to individually as a “Party” or collectively as the “Parties”), and JPMorgan Chase Bank, N.A., in its capacities as escrow agent and, as applicable, bank (the “Escrow Agent”). All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture; provided the Escrow Agent shall not be deemed to have any knowledge of or obligation with respect to the meaning of any capitalized term not defined herein.

WHEREAS, this Agreement is being entered into in connection with (i) that certain Indenture (the “Indenture”), dated as of the date hereof, governing the Issuer’s 6.375% Senior Notes due 2026 (the “Notes”) by and between the Issuer and the Trustee and (ii) that certain Purchase Agreement (the “Purchase Agreement”), dated as of April 19, 2018, by and between the Issuer and J.P. Morgan Securities LLC, as representative for the several initial purchasers listed in Schedule 1 thereto (collectively, the “Initial Purchasers”) relating to the offering (the “Offering”) of the Notes;

WHEREAS, in connection with the Offering, the Issuer prepared an Offering Memorandum dated April 19, 2018 (the “Offering Memorandum”);

WHEREAS, the Issuer intends to use the net proceeds from the issuance of the Notes to: (a) fund the Escrow Account (as defined below) pending the Escrow Release (as defined below) and (b) following the Escrow Release, (i) fund a special cash payment to Dover Corporation (“Dover”) in connection with the pro rata distribution (the “Spin-off”) of 100% of the issued and outstanding shares of the Issuer’s common stock to the stockholders of Dover as contemplated by a separation and distribution agreement between Dover and the Issuer to be entered into prior to the effectiveness of the Spin-off; and (ii) pay fees and expenses incurred in connection with the Transactions (as defined in the Purchase Agreement);

WHEREAS, concurrently with the issuing of the Notes on the date hereof, the Issuer will deposit or cause to be deposited the Initial Deposit (as defined below) with the Escrow Agent, as hereinafter provided;

WHEREAS, the Escrow Agent has established at the request of the Issuer the Escrow Account;

WHEREAS, the Issuer shall be required to redeem all of the Notes (the “Special Mandatory Redemption”) at the Special Mandatory Redemption Price (as defined below) on the Special Mandatory Redemption Date (as defined below) in accordance with the special mandatory redemption provisions of the Indenture (the “Obligations”);

WHEREAS, as security for the Obligations, the Issuer hereby grants to the Trustee, for the sole and exclusive benefit of the holders of the Notes (the “Holders”), a first priority security interest in and lien on the Collateral (as defined below); and

WHEREAS, the parties have entered into this Agreement in order to set forth the conditions upon which, and the manner in which, the Escrowed Funds (as defined below) will be held in and disbursed from the Escrow Account and released from the security interest and lien described above and to provide for the control of the Escrow Account under the requirements of Article 9 of the Uniform Commercial Code of the State of New York as in effect on the date hereof (the “UCC”) by the Trustee in accordance with its security interest in the Escrow Account.

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1. Appointment. The Parties hereby appoint the Escrow Agent as their escrow agent for the purposes set forth herein, and the Escrow Agent hereby accepts such appointment under the terms and conditions set forth herein. Concurrently with the execution and delivery hereof, the Escrow Agent shall establish an escrow account in the name of the Issuer entitled “JPM as E/A for Apergy Corporation” (the “Escrow Account”).

2. Escrowed Funds; Investment. (a) Concurrently with the execution and delivery hereof, the Issuer will deposit with the Escrow Agent $301,487,500 in cash or by wire transfer in immediately available funds, which amount represents the gross proceeds from the sale of the Notes, together with accrued and unpaid interest payable on the Notes from the date hereof to, but not including, May 31, 2018 (the “Initial Deposit”).

(b) The Escrow Agent shall accept the Initial Deposit and shall hold such funds in the Escrow Account. All funds so deposited or now or hereafter credited to the Escrow Account, less any amounts released pursuant to the terms of this Agreement, shall constitute the “Escrowed Funds.” The Issuer hereby directs the Escrow Agent to hold the Escrowed Funds in the Escrow Account uninvested in a non-interest-bearing demand deposit account. No investment of the Escrowed Funds will be permitted during the term of this Agreement. All Escrowed Funds shall be held in the Escrow Account until disbursed in accordance with the terms hereof. The Escrow Account and all property credited thereto, including the Escrowed Funds, shall be under the control (within the meaning of Sections 9-104 and 9-106 of the UCC) of the Trustee for the benefit of the Holders.

(c) The obligation and liability of the Escrow Agent to make the payments and transfers required by this Agreement shall be limited to the Escrowed Funds. Until termination of this Agreement, the Trustee shall have a security interest in the Escrow Account for the benefit of the Holders as set forth in Section 8 below. It is understood that the Escrow Agent has no responsibility with respect to the validity or perfection of the security interest other than to act in accordance with the terms of this Agreement. The Issuer will not have any access to the Escrow Account or the Escrowed Funds except as expressly provided in this Agreement.

(d) Except as provided in Section 10 below, the Escrow Agent will not agree with any third party to comply with such third party’s direction or order concerning the Escrow Account without the prior written consent of the Trustee and the Issuer; provided that if a Notice of Exclusive Control (signed by an Authorized Representative of the Trustee and in substantially the form annexed hereto as Schedule 3, a “Notice of Exclusive Control”) has been delivered to the Escrow Agent, the Escrow Agent need not obtain the consent of the Issuer.

(e) The Issuer hereby represents to the Escrow Agent that no tax withholding or information reporting of any kind is required by the Escrow Agent.

3. Disposition and Termination. (a) If at any time the Escrow Agent receives a written instruction from the Trustee relating to the Escrow Account or the Escrowed Funds, the Escrow Agent shall comply with such instructions in good faith without further consent from the Issuer or any other person. Except as otherwise provided in this Agreement, in no event shall the Escrow Agent accept any instruction from the Issuer nor shall it permit any distribution or release of any part of the Escrowed Funds without written authorization of the Trustee. The Parties agree that the Escrow Agent shall act in good faith upon and according to the direction of the Trustee and that the Issuer shall have no claim for any inappropriate instructions, orders or notice other than against the Trustee pursuant to the terms of the Indenture.

(b) Subject to Section 3(a) above and except as otherwise provided in Section 10 below, the Escrow Agent is directed to hold and distribute the Escrowed Funds in the following manner:

(i)	The Escrow Agent will release the Escrowed Funds (such release, the “Escrow Release”) in accordance with written instructions of an Authorized Representative of the Issuer in substantially the form annexed hereto as Schedule 4 (such written instructions, an “Officer’s Certificate”) and delivered to the Trustee and the Escrow Agent on or prior to 5:00PM New York City time on May 31, 2018 (the “Escrow Outside Date”), certifying that the following conditions have been met (the “Release Conditions”):

(A)	the Spin-off will be consummated substantially concurrently with the release of the Escrowed Funds on substantially the terms described in the Offering Memorandum and the Escrowed Funds will be applied in the manner described under “Use of proceeds” in the Offering Memorandum;

(B)	the term loan lenders under the Senior Credit Facilities have funded the term loans thereunder in an aggregate principal amount of $415.0 million, less any applicable discounts, fees and expenses;

(C)	each of the Issuer’s Restricted Subsidiaries that guarantees obligations under the Senior Credit Facilities on the date of release of the Escrowed Funds will become a Guarantor of the Notes, in each case, pursuant to a supplemental indenture to the Indenture; and

(D)	no Default under the Indenture shall have occurred and be continuing (or result therefrom).

Neither the Escrow Agent nor the Trustee shall have any duty or obligation to verify or investigate the satisfaction of any of the Release Conditions.

(ii)	In the event that upon the earliest of any of the following to occur: (A) the Spin-off is not consummated on or prior to the Escrow Outside Date, (B) the Issuer determines, in its sole discretion, that the Release Conditions cannot be satisfied by the Escrow Outside Date or (C) the Board of Directors of Dover determines, in its sole discretion, that the Spin-off is not in the best interests of Dover or its stockholders, that a sale or other alternative is in the best interests of Dover or its stockholders, or that market conditions or other circumstances are such that it is not advisable at that time to separate certain assets and liabilities conducting Dover’s upstream oil and gas business within its Energy segment from Dover (such earliest date, the “Special Mandatory Termination Date”), the Issuer will effect the Special Mandatory Redemption, at a redemption price equal to 100% of the aggregate principal amount of the Notes, plus accrued and unpaid interest thereon to, but not including, the Special Mandatory Redemption Date (the “Special Mandatory Redemption Price”). A Special Redemption Notice (as defined below) will be sent by an Authorized Representative of the Issuer within three Business Days following the occurrence of a Special Mandatory Termination Date to the Trustee and the Escrow Agent. The Special Redemption Notice will specify the date fixed for such Special Mandatory Redemption (the “Special Mandatory Redemption Date”), which date may not be any later than five Business Days from the date of such Special Redemption Notice. Concurrently with the delivery of the Special Redemption Notice, the Issuer will instruct the Trustee to, at the Issuer’s expense, deliver (by first-class mail or delivered electronically to each Holder’s registered address or otherwise in accordance with the procedures of The Depository Trust Company, as the case may be) a notice that a Special Mandatory Redemption will occur on the Special Mandatory Redemption Date. Such notice will provide that all of the Notes shall be redeemed by the Issuer in accordance with the terms of the Indenture on the Special Mandatory Redemption Date. Upon the satisfaction of the Release Conditions, the foregoing provisions regarding the Special Mandatory Redemption will cease to apply.

(iii)	If the Escrow Agent receives a written notice of the occurrence of a Special Mandatory Termination Date from the Issuer in substantially the form of Schedule 5 annexed hereto (such notice, a “Special Redemption Notice”), the Escrow Agent will deliver Escrowed Funds in an amount equal to the Special Mandatory Redemption Price (as specified in the Special Redemption Notice) to the Trustee not later than the Business Day immediately prior to the Special Mandatory Redemption Date as directed in the Special Redemption Notice.

(c) Notwithstanding anything to the contrary set forth in Section 8, any notice or instructions setting forth, claiming, containing, objecting to, or in any way related to the transfer or distribution of the Escrowed Funds, including but not limited to a Notice of Exclusive Control, must be in writing and executed by the appropriate Party or Parties as evidenced by the signatures of the person or persons signing this Agreement or one of their designated persons as set forth on the Designation of Authorized Representatives attached hereto as Schedules 1-A and 1-B (each an “Authorized Representative”), and delivered to the Escrow Agent only by confirmed facsimile or as a Portable Document Format (“PDF”) attached to an email on a Business Day only at the fax number or email address set forth in Section 9 below. Each Designation of Authorized Representatives shall be signed by the Secretary, any Assistant Secretary or other duly authorized officer of the named Party. No such notice or instruction for or related to the transfer or distribution of the Escrowed Funds shall be deemed delivered and effective unless the Escrow Agent actually shall have received it on a Business Day by facsimile or as a PDF attached to an email only at the fax number or email address set forth in Section 9 and in the case of a facsimile, as evidenced by a confirmed transmittal to the Party’s or Parties’ transmitting fax number and the Escrow Agent has been able to satisfy any applicable security procedures as may be required hereunder. The Escrow Agent shall not be liable to any Party or other person for refraining from acting upon a Notice of Exclusive Control or any notice, instruction for or related to the transfer or distribution of the Escrowed Funds if delivered to any other fax number or email address, including but not limited to a valid email address of any employee of the Escrow Agent.

(d) Each Party authorizes the Escrow Agent to use the funds transfer instructions (“Initial Standing Instructions”) specified below to disburse any funds due to such Party or the Representative (on behalf of, and for further distribution to, the Initial Purchasers), without a verifying call-back or email confirmation, as set forth below:

Issuer:	Apergy Corporation	Dover:	Dover Corporation	Trustee:	Wells Fargo Bank, National Association	Representative:	J.P. Morgan Securities LLC

Bank Name:	JPMorgan Chase	Bank Name:	JPMorgan Chase	Bank Name:	Wells Fargo Bank, National Association	Bank Name:	JPMorgan Chase Bank

Bank Address:	4 Chase Manhattan Plaza, 13th floor, NY, NY 10004	Bank Address:	4 Chase Manhattan Plaza, 13th floor, NY, NY 10004	Bank Address:	1445 Ross Ave. Suite 4300 MAC T9216-430 Dallas, TX 75202-2812	Bank Address:

ABA number:	ABA ACH: 124001545 ABA Wires: 021000021	ABA number / SWIFT ID	021000021/ CHASUS33	ABA number:	121000248	ABA number / SWIFT ID:	021-000-021/ CHASUS33

Credit A/C Name:	Apergy Corporation	Credit A/C Name:	Dover Corporation	Credit A/C Name:	Corporate Trust Clearing Account	Credit A/C Name:	J.P. Morgan Securities LLC

Credit A/C #	1928-43628	Credit A/C #	236957962	Credit A/C #	0001038377	Credit A/C #	066-916-402 Attn: Debt Final Settle

If Applicable:		If Applicable:		If Applicable:		If Applicable:

FFC A/C Name:	N/A	FFC A/C Name:	N/A	FFC A/C Name:	N/A	FFC A/C Name:

FFC A/C #:	N/A	FFC A/C #:	N/A	FFC A/C #:	49421400	FFC A/C #:

FFC A/C Address:	N/A	FFC A/C Address:	N/A	FFC A/C Address:	N/A	FFC A/C Address:

(e) In the event any funds transfer instructions other than the Initial Standing Instructions are set forth in a permitted instruction from a Party or the Parties in accordance with this Agreement (any such additional funds transfer instructions, “Additional Standing Instructions” and, together with the Initial Standing Instructions, the “Standing Instructions”), the Escrow Agent will confirm such Additional Standing Instructions by a telephone call-back or email confirmation to an Authorized Representative of such Party or Parties, and the Escrow Agent may rely and act in good faith upon the confirmation of anyone purporting to be that Authorized Representative. No funds will be disbursed until such confirmation occurs. Each Party agrees that after such confirmation, the Escrow Agent may continue to rely solely upon such Additional Standing Instructions and all identifying information set forth therein for such beneficiary without an additional telephone call-back or email confirmation. Further, it is understood and agreed that if multiple disbursements are provided for under this Agreement pursuant to any Standing Instructions, only the date, amount and/or description of payments may change without requiring a telephone call-back or email confirmation.

(f) The persons designated as Authorized Representatives and telephone numbers for same may be changed only in a writing executed by an Authorized Representative or other duly authorized officer of the applicable Party setting forth such changes and actually received by the Escrow Agent via facsimile or as a PDF attached to an email. The Escrow Agent will confirm any such change in Authorized Representatives by a telephone callback or email confirmation to an Authorized Representative and the Escrow Agent may rely and act in good faith upon the confirmation of anyone purporting to be that Authorized Representative.

(g) The Escrow Agent, any intermediary bank and the beneficiary’s bank in any funds transfer may rely in good faith upon the identifying number of the beneficiary’s bank or any intermediary bank included in a funds transfer instruction provided by a Party or the Parties and confirmed by an Authorized Representative. Further, the beneficiary’s bank in the funds transfer instructions may make payment on the basis of the account number provided in such Party’s or the Parties’ instruction and confirmed by an Authorized Representative even though it identifies a person different from the named beneficiary.

(h) As used in this Section 3, “Business Day” shall mean any day other than a Saturday, Sunday or any other day on which the Escrow Agent located at the notice address set forth below is authorized or required by law or executive order to remain closed. The Parties acknowledge that the security procedures set forth in this Section 3 are commercially reasonable. Upon delivery of the Escrowed Funds in full by the Escrow Agent pursuant to this Section 3, this Agreement shall terminate and all the related account(s) shall be closed, subject to the provisions of Section 7.

(i) Notwithstanding anything to the contrary contained in this Agreement, in the event that an electronic signature is affixed to an instruction issued hereunder to disburse or transfer funds, such instruction shall be confirmed by a verifying call-back (or email confirmation) to an Authorized Representative.

4. Escrow Agent. The Escrow Agent shall have only those duties as are specifically and expressly provided herein and no other duties, including but not limited to any fiduciary duty, shall be implied. The Escrow Agent has no knowledge of, nor any obligation to comply with, the terms and conditions of any other agreement between the Parties, nor shall the Escrow Agent be required to determine if any Party has complied with any other agreement. Notwithstanding the terms of any other agreement between the Parties, the terms and conditions of this Agreement shall control the actions of the Escrow Agent. The Escrow Agent may conclusively rely in good faith upon any written notice, document, instruction or request delivered by a Party reasonably believed by it to be genuine and correct and to have been signed by an Authorized Representative(s), as applicable, without inquiry and without requiring substantiating evidence of any kind, and the Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document, notice, instruction or request. The Escrow Agent shall not be liable for any action taken, suffered or omitted to be taken by it in good faith except to the extent that the Escrow Agent’s gross negligence or willful misconduct was the cause of any direct loss to either Party, as determined by a court of competent jurisdiction in a final and non-appealable judgment. The Escrow Agent may execute any of its powers and perform any of its duties hereunder directly or through affiliates or agents. In the event the Escrow Agent shall be uncertain, or reasonably believes there is some ambiguity, as to its duties or rights hereunder or receives instructions, claims or demands from any Party hereto which in the Escrow Agent’s judgment create such uncertainty or ambiguity, the Escrow Agent shall be entitled either to: (a) refrain from taking any action until it shall be given (i) a joint written direction executed by Authorized Representatives of the Parties (or only the Trustee after its delivery of a Notice of Exclusive Control to the Escrow Agent), which eliminates such conflict or (ii) by a court order issued by a court of competent jurisdiction (it being understood that the Escrow Agent shall be entitled conclusively to rely and act in good faith upon any such court order and shall have no obligation to determine whether any such court order is final); or (b) file an action in interpleader. The Escrow Agent shall have no duty to solicit any payments which may be due to it or to the Escrowed Funds, including, without limitation, the Initial Deposit and the Escrow Agent shall not have any duty or obligation to confirm or verify the accuracy or correctness of any amounts deposited with it hereunder. Anything in this Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, incidental, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. The Escrow Agent shall have no liability to the Issuer for complying with a Notice of Exclusive Control or complying with written instructions or other written directives concerning the Escrow Account originated by the Trustee and delivered to the Escrow Agent in accordance with this Agreement.

5. Succession. The Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving not less than thirty (30) days advance notice in writing of such resignation to the Parties or may be removed, with or without cause, by the Parties at any time after giving not less than thirty (30) days prior joint written notice to the Escrow Agent. The Escrow Agent’s sole responsibility after such thirty (30) day notice period expires shall be to hold the Escrowed Funds (without any obligation to reinvest the same) and to deliver the same to a designated substitute escrow agent, if any, appointed by the Parties (or only the Trustee after its delivery of a Notice of Exclusive Control to the Escrow Agent), or in accordance with the directions of a final court order, at which time of delivery, the Escrow Agent’s obligations hereunder shall cease and terminate. If prior to the effective resignation or removal date, the Parties (or the Trustee after its delivery of a Notice of Exclusive Control to the Escrow Agent) have failed to appoint a successor escrow agent, or to instruct the Escrow Agent to deliver the Escrowed Funds to another person as provided above, or if such delivery is contrary to applicable law, at any time on or after the effective resignation date, the Escrow Agent either (a) may interplead the Escrowed Funds with a court located in the State of New York and the costs, expenses and reasonable attorney’s fees which are incurred in connection with such proceeding shall be paid by the Issuer; or (b) appoint a successor escrow agent of its own choice. Any appointment of a successor escrow agent shall be binding upon the Parties and no appointed successor escrow agent shall be deemed to be an agent of the Escrow Agent. The Escrow Agent shall deliver the Escrowed Funds to any appointed successor escrow agent, at which time the Escrow Agent’s obligations under this Agreement shall cease and terminate. Any entity into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any entity to which all or substantially all the escrow business may be transferred, shall be the Escrow Agent under this Agreement without further act.

6. Compensation; Acknowledgment. (a) The Issuer agrees to pay the Escrow Agent upon execution of this Agreement and from time to time thereafter reasonable compensation for the services to be rendered hereunder, which unless otherwise agreed in writing, shall be as described in Schedule 2. The Escrow Agent shall be paid any such expenses owed to it directly by the Issuer and shall not disburse from the Escrow Account any such amounts, nor shall the Escrow Agent have any interest in the Escrow Account with respect to such amounts. The provisions of this Section 6(a) shall survive the termination of this Agreement and survive the resignation or removal of the Escrow Agent.

(b) Each of the Parties further agrees to the disclosures and agreements set forth in Schedule 2 annexed hereto.

7. Indemnification and Reimbursement. The Issuer agrees to indemnify, defend, hold harmless, pay or reimburse the Escrow Agent and its affiliates and their respective successors, assigns, directors, agents and employees (the “Indemnitees”) from and against any and all losses, damages, claims, liabilities, costs or expenses (including attorney’s fees) (collectively “Losses”), resulting directly or indirectly from (a) the Escrow Agent’s performance of this Agreement, except to the extent that such Losses are determined by a court of competent jurisdiction in a final and non-appealable judgment to have been caused by the gross negligence, willful misconduct, or bad faith of such Indemnitee; and (b) the Escrow Agent’s following, accepting or acting upon any instructions or directions, whether joint or singular, from the Parties received in accordance with this Agreement. It is understood and agreed that the Escrow Agent does not have a contractual right of set-off against, or contractual security interest in, the Escrowed Funds or the Escrow Account under this Agreement; provided, however, that nothing herein shall be construed as a waiver of any statutory or common law rights to which the Escrow Agent may otherwise be entitled with respect thereto. The obligations set forth in this Section 7 shall survive the resignation, replacement or removal of the Escrow Agent or the termination of this Agreement

8. Grant of Security Interest; Instructions to Escrow Agent. (a) The Issuer hereby grants a first priority security interest in and lien on, and assigns and transfers to the Trustee for the benefit of the Holders, all of its right, title and interest in, to the extent applicable:

(i)	the Escrow Account, the Escrowed Funds now or hereafter placed or deposited in, or delivered to the Escrow Agent for placement or deposit in, the Escrow Account, including, without limitation, all funds held therein (or otherwise maintained in the name of the Escrow Agent);

(ii)	all rights which the Issuer has under this Agreement and all rights it may now have or hereafter acquire against the Escrow Agent in respect of its holding and managing all or any part of the Escrowed Funds; and

(iii)	all proceeds (as such term is defined in Section 9-102(a) of the UCC) of any of the foregoing (clauses (i), (ii) and (iii), collectively, the “Collateral”),

in order to secure the Obligations.

The Escrow Agent hereby acknowledges the Trustee’s security interest and lien for the benefit of the Holders as set forth above. The Issuer shall take all actions necessary on its part to ensure the continuance of a perfected first priority security interest in the Collateral in favor of the Trustee for the benefit of the Holders in order to secure all Obligations and as reasonably requested by the Trustee. For the avoidance of doubt, neither the Escrow Agent nor the Trustee shall have any responsibility or obligation to make any UCC filings. The Issuer shall not grant or cause or permit any other person to obtain a security interest, encumbrance, lien or other claim, direct or indirect, in the Issuer’s right, title or interest in the Escrow Account or any Collateral, except as provided herein.

(b) The Issuer and Trustee hereby irrevocably instruct Escrow Agent to, and Escrow Agent shall (i) maintain the Escrow Account and the Escrowed Funds on deposit therein on the terms and conditions specifically required herein and (ii) transfer the Collateral to (or at the direction of) the Issuer and the Trustee, as applicable, to the extent required by Sections 3(b)(i) and 3(b)(iii). The lien and security interest provided for in this Section 8 shall automatically terminate and cease as to, and shall not extend or apply to, and the Trustee shall have no security interest in, any funds disbursed by the Escrow Agent to the Issuer pursuant to Section 3.

(c) The Issuer will execute and deliver or cause to be executed and delivered, or use its reasonable best efforts to procure, all assignments, instruments and other documents, deliver any instruments to the Trustee and take any other actions that are necessary or desirable to perfect, continue the perfection of, or protect the first priority of the Trustee’s security interest in and to the Collateral, to protect the Collateral against the rights, claims, or interests of third persons or to effect the purposes of this Agreement and to file or to cause to be filed one or more UCC financing statements and continuation statements or financing change statements, as the case may be, in such jurisdictions and filing offices and containing such descriptions of collateral as are reasonably necessary or advisable in order to perfect the security interest granted herein. The Issuer also hereby authorizes the Trustee to file any financing or continuation statements or financing change statements, as the case may be, with respect to the Collateral without its respective signature (to the extent permitted by applicable law). The Issuer shall pay all reasonable and documented out-of-pocket costs incurred in connection with any of the foregoing, it being understood that the Trustee shall have no duty to determine whether to file or record any document or instrument relating to Collateral. Notwithstanding the foregoing authorization, neither the Trustee nor the Escrow Agent shall have any duty or obligation to file or record any document or otherwise to see to the grant or perfection of any security interest granted hereunder.

(d) The Issuer hereby appoints the Trustee as attorney-in-fact with full power of substitution to do any act that the Issuer is obligated hereby to do, and the Trustee may, but shall not be obligated to, upon the occurrence and during the continuation of an Event of Default, exercise such rights as the Issuer might exercise with respect to the Collateral and take any action in the Issuer’s name to protect the Trustee’s security interest hereunder.

(e) Each of the Parties and the Escrow Agent acknowledges and agrees that: (i) the Escrow Account is a “deposit account” (as such term is defined in Section 9-102(a)(8) of the UCC) and (ii) this Agreement governs the Escrow Account and, for purposes of Article 9 of the UCC, the “bank’s jurisdiction” (as such term is defined in Article 9 of the UCC) is the State of New York. The Escrow Agent represents and warrants that (x) the Escrow Agent is a “Bank” (as such term is defined in Article 9 of the UCC) with respect to the Escrow Account and (y) the Escrow Agent has no knowledge of any claim to or interest in the Escrow Account, except for claims and interests of the Parties referred to in this Agreement. The Issuer represents that it is validly existing as a corporation under the laws of Delaware, that its legal name is that set forth on the signature pages hereof and that its chief executive office is located at the address for notices set forth in Section 9. During the term of this Agreement, the Issuer will not change its legal name, identity or organizational type, jurisdiction of organization or location of the chief executive office without giving the Trustee prompt written notice and within thirty (30) days the Issuer shall have taken all actions reasonably necessary to maintain the perfection and priority of the security interest granted hereunder, if applicable. Without limiting the Issuer’s rights under Section 3, but notwithstanding any other provision of this Agreement, the Escrow Agent shall comply with a Notice of Exclusive Control and all other notices or instructions of the Trustee directing disposition of funds in the Escrow Account or otherwise, without further consent of the Issuer or any other person.

(f) The Issuer hereby confirms that the Trustee for the benefit of the Holders has a valid and perfected first priority security interest in the Collateral and the arrangements established under this Section 8 constitute “control” (within the meanings of Sections 9-104 and 9-106 of the UCC) by the Trustee for the benefit of the Holders of the Escrow Account and the Escrowed Funds credited thereto. The Escrow Agent and the Issuer have not entered and will not enter into any other agreement with respect to control of the Escrow Account or purporting to limit or condition the obligation of the Escrow Agent to comply with any orders or instructions of the Trustee with respect to the Escrow Account as set forth in this Section 8. The Parties agree amongst themselves, and the Escrow Agent acknowledges, that this Agreement shall constitute an authenticated record for purposes of Section 9-104 of the UCC and that the Trustee shall have “control” of the Escrow Account and the Escrowed Funds on deposit therein, for all purposes and as described in Section 9-104 of the UCC. In the event of any conflict with respect to control over the Escrow Account between this Agreement (or any portion hereof) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail.

(g) Notwithstanding anything in this Agreement to the contrary, the Escrow Agent hereby agrees that any security interest in, lien on, encumbrance, claim or right of setoff against, the Escrow Account or any funds therein or credited thereto that it now has or subsequently obtains shall be subordinate to the security interest of the Trustee for the benefit of the Holders in the Escrow Account and the Escrowed Funds therein or credited thereto. Notwithstanding anything in this Agreement to the contrary, the Escrow Agent agrees not to exercise any present or future right of recoupment or set-off against the Escrow Account or to assert against the Escrow Account any present or future security interest, banker’s lien or any other lien or claim (including claim for penalties) that the Escrow Agent may at any time have against or in the Escrow Account or any Escrowed Funds therein or credited thereto.

9. Notices. Except as otherwise provided in Section 3, all communications hereunder shall be in writing or set forth in a PDF attached to an email, and shall be delivered by facsimile, email or overnight courier only to the appropriate fax number, email address, or notice address set forth for each party as follows:

If to Issuer:	Apergy Corporation
2445 Technology Forest Blvd.
Building 4, 9th Floor
The Woodlands, Texas 77381
Attention: Julia Wright, Esq.
Tel No.: (281) 403-5748
Email Address: General.counsel@apergy.com

Account Statements and billing:	Apergy Corporation
2445 Technology Forest Blvd.
Building 4, 9th Floor
The Woodlands, Texas 77381
Attention: David Skipper
Tel No.: (713) 230-8031
Email Address: david.skipper@doverals.com

With copies to:	Sidley Austin LLP
1000 Louisiana Street, Suite 6000
Houston, Texas 77002
Attention: Jon W. Daly; Michael P. Heinz
Tel No.: (713) 495-4500
Fax No.: (713) 495-7799
Email Address: jdaly@sidley.com; mheinz@sidley.com

If to Trustee:	Wells Fargo Bank, National Association
1445 Ross Ave. Suite 4300
MAC T9216-430
Dallas, TX 75202-2812
Attention: John C. Stohlmann
Tel No.: (469) 729-7623
Fax No.: (469) 729-7638
Email Address: john.stohlmann@wellsfargo.com

With copies to:	Porter Hedges LLP
1000 Main Street, 35th Floor
Houston, Texas 77002
Attention: E. James Cowen
Fax No.: (713) 226-6249

If to Escrow Agent:	JPMorgan Chase Bank, N.A.
Escrow Services
10 South Dearborn, 44th Floor
Mail Code IL1-0113
Chicago, Illinois 60603
Attention: Anna Vacca
Fax No.: (312) 954-0430
Email Address: mw.escrow@jpmorgan.com

10. Compliance with Court Orders. In the event that a legal garnishment, attachment, levy, restraining notice or court order is served with respect to any of the Escrowed Funds, or the delivery thereof shall be stayed or enjoined by an order of a court, the Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all such orders so entered or issued, and in the event that the Escrow Agent obeys or complies with any such order in good faith it shall not be liable to any of the Parties hereto or to any other person by reason of such compliance notwithstanding such order be subsequently reversed, modified, annulled, set aside or vacated.

11. Miscellaneous. The provisions of this Agreement may be waived, altered, amended or supplemented only by a writing signed by the Escrow Agent and the Parties. Neither this Agreement nor any right or interest hereunder may be assigned by any Party without the prior consent of the Escrow Agent and the other Party, except that the Trustee may assign its rights and interests hereunder to a successor trustee under the Indenture; provided; however, that any such assignment shall be subject to the Escrow Agent’s review and approval of the identifying information provided with respect to such successor trustee, which may be used to confirm identity, including without limitation name, ownership, address and organizational documents (“identifying information”) of such successor trustee, and provided that documentation evidencing any such assignment shall be provided to the Escrow Agent. This Agreement shall be governed by and construed under the laws of the State of New York. Each Party and the Escrow Agent irrevocably waives any objection on the grounds of venue, forum non-conveniens or any similar grounds and irrevocably consents to service of process by mail or in any other manner permitted by applicable law and consents to the jurisdiction of the courts located in the State of New York. To the extent that in any jurisdiction either Party may now or hereafter be entitled to claim for itself or its assets, immunity from suit, execution, attachment (before or after judgment) or other legal process, such Party shall not claim, and hereby irrevocably waives, such immunity. The Escrow Agent and the Parties further hereby waive any right to a trial by jury with respect to any lawsuit or judicial proceeding arising or relating to this Agreement.

(b) No party to this Agreement is liable to any other party for losses due to, or if it is unable to perform its obligations under the terms of this Agreement because of, acts of God, fire, war, terrorism, floods, strikes, electrical outages, equipment or transmission failure, or other causes reasonably beyond its control; it being understood that the parties to this Agreement shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as reasonably practicable under the circumstances. This Agreement and any joint instructions from the Parties may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument or instruction, as applicable. This Agreement may be executed and transmitted by facsimile or as a PDF attached to an email and each such execution shall be of the same legal effect, validity and enforceability as a manually executed original, wet-inked signature. All signatures of the parties to this Agreement may be transmitted by facsimile or as a PDF attached to an email, and such facsimile or PDF will, for all purposes, be deemed to be the original signature of such party whose signature it reproduces, and will be binding upon such party. If any provision of this Agreement is determined to be prohibited or unenforceable by reason of any applicable law of a jurisdiction, then such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in such jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction. The Parties each represent, warrant and covenant that (i) each document, notice, instruction or request provided by such Party to the Escrow Agent shall comply with applicable laws and regulations; (ii) such Party has full power and authority to enter into this Agreement and to perform all of the duties and obligations to be performed by it hereunder; (iii) the person(s) executing this Agreement on such Party’s behalf and certifying Authorized Representatives in the applicable Schedule 1 annexed hereto has been duly and properly authorized to do so, and each Authorized Representative of such Party has been duly and properly authorized to take actions specified for such person in the applicable Schedule 1 annexed hereto. Except as expressly provided in Section 7 above, nothing in this Agreement, whether express or implied, shall be construed to give to any person or entity other than the Escrow Agent and the Parties any legal or equitable right, remedy, interest or claim under or in respect of the Escrowed Funds or this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

APERGY CORPORATION,

As Issuer

By:	/s/ Jay A. Nutt
Name: Jay A. Nutt
Title: Senior Vice President and Chief Financial Officer

[Signature Page to Escrow Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION,

As Trustee

By:	/s/ Yana Kislenko
Name: Yana Kislenko
Title: Vice President

[Signature Page to Escrow Agreement]

JPMORGAN CHASE BANK, N.A.,

As Escrow Agent

By:	/s/ Sonny T. Lui
Name: Sonny T. Lui
Title: Vice President

[Signature Page to Escrow Agreement]